Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-205652) pertaining to the Pier 1 Imports, Inc. 2015 Stock Incentive Plan,
(2)	Registration Statement (Form S-8 No. 333-167961) pertaining to the Pier 1 Imports, Inc. Stock Purchase Plan,
(3)	Registration Statement (Form S-8 No. 333-135241) pertaining to the Pier 1 Imports, Inc. 2006 Stock Incentive Plan,
(4)	Registration Statement (Form S-8 No. 333-219397) pertaining to the Pier 1 Imports, Inc. 2015 Stock Incentive Plan, and
(5)	Registration Statement (Form S-8 No. 333-217537) pertaining to the Pier 1 Imports, Inc. Restricted Stock Award and Stock Option Granted as Employment Inducement Awards Outside of a Plan,

of our reports dated May 1, 2018, with respect to the consolidated financial statements of Pier 1 Imports, Inc. and the effectiveness of internal control over financial reporting of Pier 1 Imports, Inc. included in this Annual Report

(Form 10-K) for the year ended March 3, 2018.

/s/ Ernst & Young LLP

Fort Worth, Texas
May 1, 2018